EXHIBIT 1.1
Solectron Global Finance LTD
Solectron Corporation
$150,000,000
8.00% Senior Subordinated Notes due 2016
PURCHASE AGREEMENT
dated February 14, 2006
Banc of America Securities LLC
Morgan Stanley & Co. Incorporated
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Scotia Capital (USA) Inc.
KeyBanc Capital Markets
Greenwich Capital Markets, Inc.

PURCHASE AGREEMENT
February 14, 2006
BANC OF AMERICA SECURITIES LLC
MORGAN STANLEY & CO. INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
As Representatives of the several Initial Purchasers
c/o Banc of America Securities LLC
9 West 57th Street
New York, New York 10019
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
     Introductory. Solectron Global Finance LTD, an exempted company with limited liability under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the several Initial Purchasers named in Schedule A (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of an $150,000,000 aggregate principal amount of the Company’s 8.00% Senior Subordinated Notes due 2016 (the “Notes”), which are guaranteed, as described below, by Solectron Corporation, a Delaware corporation, the indirect parent corporation of the Company (the “Parent Guarantor”). Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc. have agreed to act as the representatives of the several Initial Purchasers (the “Representatives”) in connection with the offering and sale of the Notes (with the benefits of the Guarantee (as defined below) from the Parent Guarantor).

     The Securities (as defined below) will be issued pursuant to an indenture, to be dated as of February 21, 2006 (the “Indenture”), among the Company, the Parent Guarantor and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”) pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), among the Company, the Parent Guarantor, the Trustee and the Depositary.
     The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of February 21, 2006 (the “Registration Rights Agreement”), among the Company, the Parent Guarantor and the Initial Purchasers, pursuant to which the Company and the Parent Guarantor will agree to file with the Commission (as defined below), under the circumstances set forth therein, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Company in like aggregate principal amount as the Notes originally issued under the Indenture with terms substantially identical to the Notes (except that they will not contain terms with respect to transfer restrictions or the payment of Liquidated Damages) (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use their reasonable efforts to cause such registration statements to be declared effective.
     The payment of principal of, premium and Liquidated Damages (as defined in the Indenture), if any, and interest on the Notes and the Exchange Notes will be fully and unconditionally guaranteed on a senior subordinated unsecured basis, by the Parent Guarantor, pursuant to its guarantee (the “Guarantee”). The Notes and the Guarantee attached thereto are herein collectively referred to as the “Securities”; and the Exchange Notes and the Guarantee attached thereto are herein collectively referred to as the “Exchange Securities.”
     The Company and the Parent Guarantor understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) at any time after the time this Agreement is executed by the parties hereto (the “Time of Execution”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (as amended, the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).
     The Company and the Parent Guarantor have prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated February 13, 2006 (the

“Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a supplement describing the terms of the Securities, dated February 14, 2006 (the “Pricing Supplement”), each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after the Time of Execution and in any event no later than the second Business Day following the Time of Execution, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum (the “Final Offering Memorandum”).
     All references in this Agreement to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to mean and include all such financial statements and schedules and other information filed under the Securities Exchange Act of 1934 (as amended, the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) prior to the Time of Execution and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Final Offering Memorandum, as the case may be, and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Execution and incorporated by reference in the Final Offering Memorandum.
     Each of the Company and the Parent Guarantor hereby confirms its agreements with the Initial Purchaser as follows:
     Section 1. Representations and Warranties. Each of the Company and the Parent Guarantor, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser as follows (references in this Section 1 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Pricing Disclosure Package and the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):
     (a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).
     (b) No Integration of Offerings or General Solicitation. None of the Company, the Parent Guarantor, or, assuming the accuracy of the Initial Purchasers’ representations, any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, the Parent Guarantor, any affiliate of the

Company or the Parent Guarantor and any person acting on its or their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902, it being understood that the Company or the Parent Guarantor makes no representations or warranties in this clause (b) as to the sale of the Securities to the Initial Purchasers. Within the six months prior to the date of this Agreement, none of the Company, the Parent Guarantor or any other person acting on behalf of the Company or the Parent Guarantor has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Initial Purchasers hereunder. The Company and the Parent Guarantor will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Securities or any substantially similar security issued by the Company or the Parent Guarantor, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company or the Parent Guarantor by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act. With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, the Parent Guarantor, their affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Parent Guarantor make no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, the Parent Guarantor and their affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Parent Guarantor make no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.
     (c) Eligibility for Resale under Rule 144A. When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.
     (d) The Offering Memorandum. Neither the Pricing Disclosure Package, as of the Time of Execution, nor the Final Offering Memorandum as of its date or (as amended or supplemented in accordance with Section 3(a), as applicable) as of the Closing Date, includes an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Banc of America Securities LLC expressly for use in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Pricing Disclosure Package and the Final Offering Memorandum.
     (e) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act.
     (f) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Parent Guarantor.
     (g) The Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company, the Parent Guarantor and, when executed and delivered by the Company and the Parent Guarantor and the Initial Purchasers, the Registration Rights Agreement will constitute a valid and binding obligation of the Company and the Parent Guarantor, enforceable against the Company and the Parent Guarantor in accordance with its terms, except that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally, except as enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law and except that any rights to indemnity or contribution may be limited by applicable law or equitable principles); the Registration Rights Agreement conforms in all material respects to the description thereof contained in the Offering Memorandum.
     (h) Authorization of the Notes, the Guarantee and the Exchange Notes. The Notes have been duly authorized by the Company, and when authenticated, issued and delivered in the manner provided in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company enforceable in accordance with their terms. The Exchange Notes have been duly authorized for issuance by the Company, and when authenticated, issued and delivered in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms. The Guarantee of the Notes and the Exchange Notes have been duly authorized by the Parent Guarantor and when the Notes have been authenticated, issued and delivered in the manner provided for in the Indenture and the Exchange Notes have been authenticated, issued and delivered in the manner provided for in the Indenture, the Registration Rights Agreement and the Exchange Offer, and when the Guarantees of the Notes and Exchange Notes have been delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Parent Guarantor, enforceable in accordance with their terms. The Securities and the Exchange Securities will conform in all material respects to the descriptions thereof in the Offering Memorandum.
     (i) Authorization of the Indenture. The Indenture has been duly authorized by the Company and the Parent Guarantor and, at the Closing Date, will have been duly executed and delivered by the Company and the Parent Guarantor and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Company and the Parent Guarantor, enforceable against the Company and the Parent Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws or affecting enforcement of creditors’ rights generally, except as enforcement thereof may be subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except that any rights to indemnity or contribution may be limited by applicable law or equitable principles). The Indenture conforms in all material respects to the description thereof contained in the Offering Memorandum.
     (j) Description of the Securities and the Indenture. The statements set forth in the Offering Memorandum under the caption “Description of the Notes” insofar as they purport to constitute a summary of the terms of the Securities, and the statements set forth in the Offering Memorandum under the captions “Plan of Distribution” (other than statements made under such caption in reliance upon and in conformity with written information furnished to the Company or the Parent Guarantor by the Initial Purchasers through Banc of America Securities LLC expressly for use therein) and “Description of Certain Indebtedness”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.
     (k) No Material Adverse Change. Since the date of the latest financial statements included in the Offering Memorandum, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Parent Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), and (b) there have been no transactions entered into by the Company, the Parent Guarantor or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and the Parent Guarantor and its subsidiaries considered as one enterprise.
     (l) Independent Accountants. KPMG LLP, who have certified certain financial statements of the Parent Guarantor and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.
     (m) Preparation of the Financial Statements. The financial statements of the Parent Guarantor (excluding for purposes of this clause (m), pro forma financial information, if any) included in the Offering Memorandum, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein (or incorporated by reference), present fairly the financial position of the Parent Guarantor and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Parent Guarantor and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except to the extent that the interim audited financial statements are subject to normal year-end adjustments, lack of footnotes and other presentation items. The supporting schedules, if any, included in the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the

Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Memorandum.
     (n) Incorporation and Good Standing of the Company. The Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the Cayman Islands and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Company, to enter into and perform its obligations under, or as contemplated under, this Agreement, the Registration Rights Agreement and the Indenture. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. The Company is currently an indirect 100%-owned finance subsidiary of the Parent Guarantor and has no assets, operations, revenues or cash flows other than those related to the issuance, administration and repayment of the Securities and any other security guaranteed by its parent company. The Company currently has no subsidiaries.
     (o) Incorporation and Good Standing of the Parent Guarantor and it Subsidiaries. The Parent Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under, or as contemplated under, this Agreement, the Registration Rights Agreement and the Indenture. The Parent Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Change. Each subsidiary of the Parent Guarantor has been duly organized and is validly existing as an entity in good standing under the laws of the jurisdiction of its organization, has the power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Change. The Parent Guarantor does not have any “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”) other than those listed on Schedule B hereto. Except as otherwise stated in the Offering Memorandum, all of the issued and outstanding capital stock of each significant subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Parent Guarantor (except for directors qualifying shares), directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any significant subsidiary were issued in violation of preemptive or other similar rights of any security holder of such subsidiary.

     (p) Capitalization and Other Capital Stock Matters. The Parent Guarantor has the capitalization set forth in the Offering Memorandum under the heading “Capitalization,” and all of the issued shares of capital stock of the Parent Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable.
     (q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The issue and sale of the Securities and the compliance by the Company, the Parent Guarantor and with all of the provisions of the Securities, the Registration Rights Agreement, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Parent Guarantor or any of its subsidiaries is a party or by which the Company, the Parent Guarantor or any of its subsidiaries is bound or to which any of the property or assets of the Company, the Parent Guarantor or any of its subsidiaries is subject, except as disclosed in the Offering Memorandum, and except for such conflicts, breaches, violations or defaults that would not result in a Material Adverse Change, (ii) nor will such action result in any violation of (A) the provisions of the Memorandum and Articles of Association of the Company or the Certificate of Incorporation or the By-laws of the Parent Guarantor, or (B) any applicable statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Parent Guarantor or any of its subsidiaries or any of their properties, except for such violations in the case of this clause (B) that would not result in a Material Adverse Change; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities, or the consummation by the Company and the Parent Guarantor of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except for (i) those consents, approvals, authorizations, orders, registrations or qualifications which have already been obtained, (ii) the filing of a registration statement or shelf registration statement, as applicable, pursuant to the terms of the Registration Rights Agreement by the Company and the Parent Guarantor with the Commission pursuant to the Securities Act, or (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the purchasers of the Securities.
     (r) No Violations. None of the Company, the Parent Guarantor or any of its subsidiaries is (i) in violation of its charter or by-laws or similar governing documents or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of this clause (ii), as disclosed in the Offering Memorandum on the date hereof, and except for such defaults as would not result in a Material Adverse Change.
     (s) No Material Actions or Proceedings. Other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending, or to the knowledge of the Company or the Parent Guarantor, threatened, to which the Company, the Parent Guarantor or any of its subsidiaries is a party or of which any property of the Company, the Parent Guarantor or any of its subsidiaries is the subject which, if determined adversely to the

Company, the Parent Guarantor or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Change.
     (t) Intellectual Property Rights. The Company, the Parent Guarantor and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and other than as described in the Offering Memorandum, none of the Company, the Parent Guarantor or any of its subsidiaries has received any notice of or is otherwise aware of any infringement of, or conflict with, asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company, the Parent Guarantor or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Change.
     (u) All Necessary Permits, etc. The Company, the Parent Guarantor and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except as would not, singly or in the aggregate, result in a Material Adverse Change. The Company, the Parent Guarantor and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Change. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Change. None of the Company, the Parent Guarantor or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.
     (v) Title to Properties. The Company, the Parent Guarantor and its subsidiaries (i) have good and marketable title to all real property owned by them and (ii) hold all personal property owned by them, in each case free and clear of all adverse claims, liens, encumbrances and defects except such as are described in the Offering Memorandum or such as would not result, singly or in the aggregate, in a Material Adverse Change; and all of the leases and subleases material to the business of the Company, the Parent Guarantor and its subsidiaries, considered as one enterprise, are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company, the Parent Guarantor and its subsidiaries, except as would not, singly or in the aggregate, result in a Material Adverse Change.
     (w) Tax Law Compliance. Each the Company, the Parent Guarantor, and its subsidiaries have filed all material federal, state, local, and foreign tax returns required to be filed and all such returns were true, correct, and complete in all material respects. Each of the Company, the Parent Guarantor, and its subsidiaries have paid all material taxes required to be paid, other than those being contested in good faith by appropriate proceedings, or those that are currently payable without penalty or interest and, in each case, for which an adequate reserve or accrual has been established on the books and records of the Company, the Parent Guarantor or its subsidiaries, as applicable, in accordance with GAAP. There are no actual or proposed additional tax assessments for any tax period against the Company, the Parent Guarantor or any of its subsidiaries, that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Change. The charges, accruals and reserves on the books and records of the Company, the Parent Guarantor and any of its subsidiaries, in respect of any material tax liability for tax periods not finally determined are adequate to meet any assessments of tax or re-assessments of additional tax for any such period.
     (x) Company and Parent Guarantor Not an “Investment Company”. The Company and the Parent Guarantor are not, and after giving effect to the offering and sale of the Securities will not be, an “investment company” or an entity “controlled” by an “investment company,” as such items are defined in the Investment Company Act of 1940, as amended, (the “Investment Company Act”).
     (y) No Price Stabilization or Manipulation. Prior to the date hereof, other than open market or private repurchases by the Parent Guarantor of convertible debt securities and senior debt securities of the Parent Guarantor in the aggregate amounts disclosed in the Offering Memorandum, none of the Company, the Parent Guarantor or, to the knowledge of the Company or the Parent Guarantor, any of their affiliates has taken any action which is designed to or which has constituted or which could reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Parent Guarantor in connection with the offering of the Securities.
     (z) Solvency. Each of the Company and the Parent Guarantor is, and immediately after the Closing Date will be, Solvent. As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.
     (aa) Disclosure Controls and Procedures. The Parent Guarantor maintains disclosure controls and procedures (as defined in Rule 13a-15 of the Exchange Act) designed to ensure that information required to be disclosed by the Parent Guarantor in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported in accordance with the Exchange Act and the rules and regulations thereunder. The Parent Guarantor has carried out out evaluations, under the supervision and with the participation of the Parent Guarantor’s management, of the effectiveness of the design and operation of the Parent Guarantor’s disclosure controls and procedures in accordance with Rule 13a-15 of the Exchange Act.
     (bb) Compliance with Environmental Laws. Except as otherwise stated in the Offering Memorandum or as would not, singly or in the aggregate, result in a Material Adverse Change,

(a) none of the Company, the Parent Guarantor or any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (b) the Company, the Parent Guarantor and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (c) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, the Parent Guarantor or any of its subsidiaries and (d) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, the Parent Guarantor or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
     (cc) Compliance with Sarbanes-Oxley. The Parent Guarantor and its subsidiaries and their respective officers and directors are in compliance in all material respects with the currently effective and currently applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).
     (dd) Regulation S. The Company, the Parent Guarantor and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Parent Guarantor make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902. The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.
     (ee) Reporting under the Exchange Act. The Parent Guarantor is subject to Section 13 or 15(d) of the Exchange Act and the Parent Guarantor’s financial statements are filed for the periods specified under Rules 3-01 and 3-02 of Regulation S-X under the Securities Act and the Exchange Act.
     (ff) No Narrative 3-10 Disclosures. There are no disclosures required to be made pursuant to Rules 3-10 (i)(9) and (i)(10) under Regulation S-X under the Securities Act and the Exchange Act that are not so disclosed in the Pricing Disclosure Package.

     (gg) No Dividend Encumbrances. There does not exist any consensual encumbrance or restriction on the ability of any of the Parent Guarantor’s subsidiaries to (i) pay dividends or make any other distributions on its capital stock to the Parent Guarantor or any of its subsidiaries, (ii) pay any indebtedness owed to the Parent Guarantor or any of its subsidiaries, (iii) make loans or advances to the Parent Guarantor or any of its subsidiaries, or (iii) transfer any of its properties or assets to the Parent Guarantor or any of its subsidiaries, that would, individually or in the aggregate, result in a Material Adverse Change.
     Any certificate signed by an officer of the Company or the Parent Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchaser shall be deemed to be a representation and warranty by the Company or such Parent Guarantor to each Initial Purchaser as to the matters set forth therein.
     Section 2. Purchase, Sale And Delivery Of The Securities.
     (a) The Securities. Subject to the terms and conditions and in reliance upon the representations and warranties of the Initial Purchasers herein set forth, each of the Company and the Parent Guarantor agree to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities, and the Initial Purchasers agree, subject to the representations and warranties of the Company and the Parent Guarantor, severally and not jointly, to purchase from the Company and the Parent Guarantor the respective principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 98.25% of the principal amount thereof payable on the Closing Date, plus accrued interest, if any, from February 21, 2006 to the Closing Date (if such date is postponed pursuant to paragraph (b) below), on the basis of the representations, warranties and agreements herein contained, and upon the terms, subject to the conditions thereto, herein set forth.
     (b) The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304 (or such other place as may be agreed to by the Company and Banc of America Securities LLC) at 9:00 a.m. New York City time, on February 21, 2006, or such other time and date not more than three business days after the foregoing date as Banc of America Securities LLC shall designate by written notice to the Company prior to February 21, 2006, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 16 hereof (the time and date of such closing are called the “Closing Date”). The Company hereby acknowledges that circumstances under which Banc of America Securities LLC may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchaser to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 16 hereof.
     (c) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to Banc of America Securities LLC for the accounts of the several Initial Purchasers certificates for the Notes at the Closing Date against the payment by the several Initial Purchasers to or upon order of the Company by wire transfer payable in same-day funds for the amount of the purchase price therefore to the account specified by the Company. The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date in New York, New York , or at a location as Banc of America Securities LLC may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchaser.
     (d) Representation and Warranties of the Several Initial Purchasers. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company and the Parent Guarantor that (i) it is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”), (ii) it will not offer or sell the Securities except to persons they reasonably believe to be a Qualified Institutional Buyer or pursuant to offers and sales to non-U.S. persons that occur outside the United States with in the meaning of Regulation S under the Securities Act, (iii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States, (iv) neither it, nor any of it Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities; and (v) it will offer or sell the Securities upon the terms and conditions set forth in Annex I.
     Section 3. Additional Covenants. Each of the Company and the Parent Guarantor further covenant and agree with each Initial Purchaser as follows:
     (a) Initial Purchasers’ Review of Proposed Amendments and Supplements. Until the later of (x) the completion of the placement of the Securities by the Initial Purchaser (as reasonably determined by the Initial Purchasers and upon which the Initial Purchasers will promptly give notice of such completion to the Company) and (y) the Closing Date, prior to amending or supplementing the Final Offering Memorandum (or filing any report with the Commission under the Exchange Act), the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement (or report), and the Company shall not use any such proposed amendment or supplement (or file any such report) to which the Initial Purchasers reasonably object on a timely fashion. The Company will not amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement after the Time of Execution.
     (b) Amendments and Supplements to the Final Offering Memorandum and Other Securities Act Matters. If, prior to the earlier of (x) the completion of the placement of the Securities by the Initial Purchasers (as reasonably determined by the Initial Purchasers and upon which the Initial Purchasers will promptly give notice of such completion to the Company) and (y) the effectiveness of a shelf registration statement filed pursuant to the Registration Rights Agreement, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser, not misleading or under which they were made, or if in the reasonable judgment of the Initial Purchasers or counsel for the Initial Purchasers, in consultation with the Company, it is otherwise necessary to amend or supplement the Final Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), file with the

Commission, if applicable, and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Offering Memorandum is delivered to a Subsequent Purchaser or under which they were made, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with all applicable law.
     Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Securities are outstanding if, in the judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the Securities Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, the Securities, to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10 of the Securities Act, to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.
     The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3.
     (c) Copies of the Offering Memorandum. The Company shall furnish to the Initial Purchasers copies of the Pricing Disclosure Package as the Initial Purchasers may reasonably request and the Company shall also furnish, prior to 10:00 a.m. New York City time on the second business day following the date of this Agreement and during the period referred to in paragraph (b) above, to the Initial Purchasers with written and electronic copies of the Final Offering Memorandum and each amendment or supplement thereto, including amendments to the financial statements contained therein, in such quantities as the Initial Purchasers may reasonably request.
     (d) Blue Sky Compliance. The Company and the Parent Guarantor shall promptly from time to time to take such action as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Initial Purchasers may request and to comply in all material respects with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Company nor the Parent Guarantor shall not be required to qualify as a foreign corporation or to take any action that would subject it to general to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not presently qualified or so subject. The Company and the Parent Guarantor will advise the Initial Purchasers promptly of the suspension of the qualification of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification or exemption, each of the Company and the Parent Guarantor shall use its reasonably efforts promptly to obtain the withdrawal thereof.
     (e) Use of Proceeds. The Parent Guarantor shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package.
     (f) The Depositary. The Company and the Parent Guarantor will cooperate with the Initial Purchasers, if requested by the Initial Purchasers, and use its reasonable efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.
     (g) Additional Issuer Information. Prior to the earlier of (x) the completion of the placement of the Securities by the Initial Purchasers (as reasonably determined by the Initial Purchasers and upon which the Initial Purchasers will promptly give notice of such completion to the Company) and (y) the effectiveness of a shelf registration statement filed pursuant to the Registration Rights Agreement, the Company and the Parent Guarantor shall file, on a timely basis, with the Commission and the New York Stock Exchange (the “NYSE”), as applicable, all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Parent Guarantor is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Securities, the Company and the Parent Guarantor shall furnish, at their expense, upon request, to holders of Securities and prospective purchasers of Securities information (“Additional Issuer Information”) required to be provided by subsection (d)(4) of Rule 144A of the Securities Act.
     (h) Agreement Not To Offer or Sell Additional Securities. During the period beginning from the date hereof and continuing to and including the date 60 days following the date of the Final Offering Memorandum, the Company and the Parent Guarantor will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or the Parent Guarantor or securities exchangeable for or convertible into Securities or such substantially similar securities of the Company or the Parent Guarantor (other than as contemplated by this Agreement and to register the Exchange Securities).
     (i) Reports to Holders. The Company and the Parent Guarantor shall make available pursuant to the Commission’s Electronic Data Gathering and Retrieval system (“EDGAR”) or, if EDGAR is not available, to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Parent Guarantor and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three fiscal quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), to make available pursuant to EDGAR or, if EDGAR is not available, to furnish to the holders of Securities consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.
     (j) Future Reports to the Initial Purchasers. During a period of two years from the date of the Final Offering Memorandum, the Parent Guarantor shall furnish to the Initial Purchasers copies, to the extent not available on EDGAR, of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to the Initial Purchasers (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Securities or any class of securities of the Company or the Parent Guarantor is listed (excluding any report or financial statement which is available publicly through EDGAR); and (ii) for such time as the Initial Purchasers may continue to hold an unsold allotment of Securities, such additional information concerning the business and financial condition of the Company and the Parent Guarantor as the Initial Purchasers may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Parent Guarantor and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, that neither the Company nor the Parent Guarantor shall be required to furnish to you information if in the opinion of counsel to the Company and the Parent Guarantor, the provision of such information would amount to a violation of Regulation FD under the Securities Act.
     (k) No Integration. The Company and the Parent Guarantor agree that they will not and will cause their controlled affiliates (as defined in Rule 501 under the Securities Act) not to, and shall use its reasonable efforts to prevent other affiliates (as defined in Rule 501 under the Securities Act) to, make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchaser, (ii) the resale of the Securities by the Initial Purchaser to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.
     (l) No Restricted Resales. During the period of two years after the Closing Date, the Company and the Parent Guarantor will not, and will not permit any of its controlled “affiliates” (as defined in Rule 144 under the Securities Act) and shall use its reasonable best efforts to prevent any other “affiliates” to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
     (m) PORTAL. If requested, the Company will use its best reasonable efforts to assist the Initial Purchasers in causing such Notes to be eligible for The PORTAL® Market.
     Banc of America Securities LLC, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company or the Parent Guarantor of any one or more of the foregoing covenants or extend the time for their performance.
     Section 4. Payment of Expenses. Each of the Company and the Parent Guarantor agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s and the Parent Guarantor’s counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture and the Notes and Guarantee, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Parent Guarantor or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Initial Purchasers (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Pricing Disclosure Package or Final Offering Memorandum), (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and the listing of the Securities with The PORTAL® Market, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by the NASD, if any, of the terms of the sale of the Securities or the Exchange Securities, and (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Parent Guarantor in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Parent Guarantor of their respective other obligations under this Agreement counsel. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.
     Section 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Parent Guarantor set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and the Parent Guarantor of its covenants and other obligations hereunder, and to each of the following additional conditions:
     (a) Accountants’ Comfort Letter. On the date hereof, the Initial Purchasers shall have received from KPMG LLP, independent public or certified public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to Initial Purchaser, delivered according to Statement of Auditing Standards Nos. 72, 76 and 100 (or any successor bulletins) with respect to the audited and unaudited financial information contained or incorporated by reference in the Preliminary Offering Memorandum and the Pricing Supplement.

      (b) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:
     (i) none of the Company, the Parent Guarantor or any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Parent Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or any material change in the capital stock or long-term or short-term debt of the Company, the Parent Guarantor and its subsidiaries considered as one enterprise, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which is, in the judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being issued on the Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package; and
     (ii) there shall not have occurred any downgrading, nor shall, except as disclosed in the Pricing Disclosure Package, any notice to the Company or the Parent Guarantor or any public announcement have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any debt securities of the Company, the Parent Guarantor or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436 under the Securities Act.
      (c) Opinion of Counsel for the Company and the Parent Guarantor. On the Closing Date, the Initial Purchaser shall have received the favorable opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company and the Parent Guarantor, dated as of such Closing Date, the form of which is attached as Exhibit A, subject to customary reasonable exceptions and limitations.
      (d) Opinion of Local Counsel for the Company. On the Closing Date, the Initial Purchasers shall have received the favorable opinion of Charles Adams Ritchie & Duckworth, Cayman Islands counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit B.
      (e) Opinion of Counsel for the Initial Purchasers. On the Closing Date, the Initial Purchasers shall have received the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.
      (f) Officers’ Certificate. On the Closing Date, the Initial Purchasers shall have received a written certificate executed by the directors of the Company, the Chairman of the Board, Chief Executive Officer or President of the Parent Guarantor and the Chief Financial

Officer or Chief Accounting Officer of the Parent Guarantor, dated as of the Closing Date, to the effect set forth in Section 5(b)(ii) hereof, and further to the effect that:
     (i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any event as set forth in Section 5(b)(i) hereof;
     (ii) the representations, warranties and covenants of each of the Company and the Parent Guarantor set forth in Section 1 hereof shall be true and correct as of the Time of Execution and shall be true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and
     (iii) each of the Company and the Parent Guarantor has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied by it under this Agreement at or prior to the Closing Date.
      (g) Bring-down Comfort Letter. On each of the date of the Final Offering Memorandum and the Closing Date, the Initial Purchasers shall have received from KPMG LLP, independent public or certified public accountants for the Parent Guarantor, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to Section 5(a) hereof, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the date of the Final Offering Memorandum or the Closing Date, as applicable, and that their procedures shall extend to financial information in the Final Offering Memorandum not contained in the Preliminary Offering Memorandum or Pricing Supplement.
      (h) PORTAL Listing. At the Closing Date the Notes shall have been designated for trading on The PORTAL® Market.
      (i) Registration Rights Agreement. The Company and the Parent Guarantor shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.
      (j) Additional Documents. On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchaser shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.
      If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination.

     Section 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Initial Purchasers pursuant to Section 5 or 10 hereof, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or the Parent Guarantor to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.
     Section 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company and the Parent Guarantor, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Securities:
     (a) Offers and sales of the Securities will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.
     (b) The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.
     (c) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear the following legend:
“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES

TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY, THE PARENT GUARANTOR OR ANY SUBDIARY THEREOF OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”
      Section 8. Indemnification.
      (a) Indemnification of the Initial Purchasers. Each of the Company and the Parent Guarantor, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Initial Purchaser or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or the Parent Guarantor by the Initial Purchasers expressly for use in the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company or the Parent Guarantor may otherwise have.
     (b) Indemnification of the Company and the Parent Guarantor. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the Parent Guarantor, each of their respective directors, officers and employees and each person, if any, who controls the Company or the Parent Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, the Parent Guarantor or any such director or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company or the Parent Guarantor by the Initial Purchasers expressly for use therein; and to reimburse the Company, the Parent Guarantor and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, the Parent Guarantor or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Parent Guarantor hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company or the Parent Guarantor expressly for use in the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the fourth paragraph and the third sentence of the seventh paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.
     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Banc of America Securities LLC in the case of Sections 8(b) and 9 hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and

(ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.
     Section 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Parent Guarantor, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Parent Guarantor, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Parent Guarantor, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Parent Guarantor, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company and the Parent Guarantor, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.
     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.
     The Company, the Parent Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose), or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

     Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director, officer and employee of the Company or the Parent Guarantor, and each person, if any, who controls the Company or the Parent Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Parent Guarantor.
     Section 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s or the Parent Guarantor’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (iv) in the judgment of the Initial Purchasers there shall have occurred any Material Adverse Change. Any termination pursuant to this Section 10 shall be without liability on the part of (i) the Company or the Parent Guarantor to any Initial Purchaser, except that the Company and the Parent Guarantor shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof if the termination is based on an event that relates specifically to the Company or to the Parent Guarantor, (ii) any Initial Purchaser to the Company or the Parent Guarantor, or (iii) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.
     Section 11. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Parent Guarantor, their respective officers and the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, any Parent Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

      Section 12. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:
If to the Initial Purchasers:
Banc of America Securities LLC
9 West 57th Street, 40th Floor
New York, New York 10019
Facsimile: (212) 901-7897
Attention: Legal Department
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Facsimile: (212) 761-0781
Attention: High Yield Capital Markets Syndicate Desk
Citigroup Global Markets Inc.
388 Greenwich Street 36F1
New York, New York 10013
Facsimile: (212) 816-7312
Attention: General Counsel
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
525 University Ave., Suite 1100
Palo Alto, California 94301
Facsimile: (650) 470-4500
Attention: Thomas J. Ivey, Esq.
If to the Company or the Parent Guarantor:
Solectron Corporation
847 Gibraltar Drive
Milpitas, California 95035
Facsimile: (408) 957-2855
Attention: Treasurer
      Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.
      Section 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the indemnified parties referred to in Sections 8 and 9 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any Subsequent Purchaser or other purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

     Section 14. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.
     Section 15. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.
     (a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System, as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court.
     (b) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.
     (c) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company and the Parent Guarantor in respect of any sum due from it to any Initial Purchaser shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Initial Purchaser hereunder, the Company and the Parent Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser agrees to pay to the Company and the Parent Guarantor (but without duplication) an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Initial Purchaser hereunder.
     Section 16. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 9 hereof shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.
     As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16. Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
     Section 17. No Advisory or Fiduciary Responsibility. Each of the Company and the Parent Guarantor acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Parent Guarantor, on the one hand, and the several Initial Purchasers, on the other hand, and the Company and the Parent Guarantor are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Parent Guarantor or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Parent Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or the Parent Guarantor on other matters) or any other obligation to the Company and the Parent Guarantor except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Parent Guarantor and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Parent Guarantor have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
     The Company and the Parent Guarantor hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Parent Guarantor may have against the several Initial Purchasers with respect to any breach or alleged breach of fiduciary duty.
     Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

SOLECTRON GLOBAL FINANCE LTD

By: /s/ Perry G. Hayes
Name: Perry G. Hayes
Title: Director

SOLECTRON CORPORATION

By: /s/ Perry G. Hayes
Name: Perry G. Hayes
Title: Senior Vice President, Treasurer
and Investor Relations
     The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.
BANC OF AMERICA SECURITIES LLC
MORGAN STANLEY & CO. INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
SCOTIA CAPITAL (USA) INC.
KEYBANC CAPITAL MARKETS
GREENWICH CAPITAL MARKETS, INC.
By: Banc of America Securities LLC

By:	/s/ Daniel Kelly
Name: Daniel Kelly Title: Managing Director

By:	Morgan Stanley & Co. Incorporated

By:	/s/ Andrew W. Earls
Name: Andrew W. Earls Title: Executive Director

By:	Citigroup Global Markets Inc.

By:	/s/ Alexa Leon-Prado
Name: Alexa Leon-Prado Title: Director

On behalf of the Initial Purchasers.

SCHEDULE A

Aggregate Principal
Amount of
Securities to be
Initial Purchasers	Purchased
Banc of America Securities LLC	$52,500,000
Morgan Stanley & Co. Incorporated	24,750,000
Citigroup Global Markets Inc.	24,750,000
Goldman, Sachs & Co.	13,500,000
J.P. Morgan Securities Inc.	13,500,000
Scotia Capital (USA) Inc.	13,500,000
KeyBanc Capital Markets	3,750,000
Greenwich Capital Markets, Inc.	3,750,000

Total	$150,000,000

Schedule A-1

SCHEDULE B
SIGNIFICANT SUBSIDIARIES OF PARENT GUARANTOR
Solectron Technology SDN BHD
Solectron Suzhou Ltd
Solectron Texas LP
Solectron USA, Inc.

Schedule B-1

ANNEX I
     Each Initial Purchaser understands that:
     (i) Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.
     (ii) Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance on Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”
      (iii) Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of Regulation S and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

Annex I-1

      (iv) Such Initial Purchaser represents and agrees with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:
(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.
      For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
      (v) Such Initial Purchaser agrees that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Annex I-2